EX.99.E(4)

                        FLAG INVESTORS SERIES FUNDS, INC.
               (formerly Flag Investors International Fund, Inc.)
                             DISTRIBUTION AGREEMENT


                                     Form of
                                   Appendix A
                              as of August 31, 1997
                         amended as of December 29, 2000


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                       Series                                    Class
                       ------                                    -----               DISTRIBUTION          SERVICE
                                                                                     FEE                       FEE
-------------------------------------------------------------------------------------------------------------------
Flag Investors International Equity Fund               Class A                           0.25%               ------
-------------------------------------------------------------------------------------------------------------------
                                                       Class B                           0.75%               0.25%
-------------------------------------------------------------------------------------------------------------------
                                                       Class C                           0.75%               0.25%
-------------------------------------------------------------------------------------------------------------------
                                                       Institutional Class               ------              ------
-------------------------------------------------------------------------------------------------------------------
Flag Investors Growth Opportunity Fund                 Class A                           0.25%               ------
-------------------------------------------------------------------------------------------------------------------
                                                       Class B                           0.75%               0.25%
-------------------------------------------------------------------------------------------------------------------
                                                       Class C                           0.75%               0.25%
-------------------------------------------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have caused this Amended Appendix A to the Distribution Agreement and amended Appendix A to the Sub-Distribution Agreement between Flag Investors Series Funds, Inc. (formerly Flag Investors International Fund, Inc.) and ICC Distributors, Inc. to be executed in their names and on their behalf by and through their duly authorized officers, as of December 29, 2000.

                             FLAG INVESTORS SERIES FUNDS, INC.
                             (formerly, Flag Investors International Fund, Inc.)

                             By: /s/ Amy M. Olmert
                                 -----------------
                             Name:   Amy M. Olmert
                             Title:  Secretary

                             ICC DISTRIBUTORS, INC.

                             By: /s/ John Y. Keffer
                                 ------------------
                             Name:   John Y. Keffer
                             Title:  President












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